Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 20, 2022, relating to the consolidated financial statements of Cend Therapeutics, Inc. appearing in Registration Statement No. 333-265638 on Form S-4, Amendment No. 1, of Lisata Therapeutics, Inc. (formerly Caladrius Biosciences, Inc.).

/s/ Withum Smith+Brown, PC

San Francisco, California
October 17, 2022